EXHIBIT 32.1

                                                                    Exhibit 32.1


                           CERTIFICATIONS PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)



In connection with the Quarterly Report of Northwest Horizon Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Harrison, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                       By   /s/Robert Harrison
                                            -----------------------------------
                                            Robert Harrison
                                            President, Chief Executive Officer


   Date:  August 15, 2005



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